Exhibit 99



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CNF
3240 HILLVIEW AVENUE
PALO ALTO, CA 94304-1297
(650) 494-2900                                       NEWS RELEASE

                                                        Contacts:
                                    Investors - Patrick Fossenier
                                                   (650) 813-5353

                                           News Media - Jim Allen
                                                   (650) 813-5335


    EMERY WORLDWIDE AIRLINES RESOLVES HAZMAT ISSUES WITH PLEA

PALO ALTO, Calif. - Sept. 30, 2003 -- CNF Inc. said today that its Emery Worldwide Airlines unit (EWA), which ceased operations in 2001, has entered into an agreement with the U.S. Department of Justice to resolve an investigation into violations of the Hazardous Materials Transportation Act, which regulates the shipment of hazardous materials.

     In a U.S. District Court proceeding today in Dayton, Ohio, the company entered a guilty plea to 12 counts, agreed to pay a $6 million fine, and agreed to begin a compliance program to cover future shipments. In a separate but related issue, EWA also agreed to pay a civil penalty of $500,000 to the Federal Aviation Administration to resolve a parallel enforcement matter. EWA had previously remedied its faulty procedures that were of concern to the government.

     The resolution reached with the government concludes an investigation that began in 1999 and covered events during the period between 1998 and mid-1999. The government concluded that the company had failed to address in a timely manner issues relating to compliance with provisions of the Act. EWA had cooperated with the government throughout its investigation.

     CNF (NYSE:CNF) is a $4.8 billion management company of global supply chain services with businesses in regional trucking, airfreight, ocean freight, customs brokerage, global logistics management and trailer manufacturing.


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Forward-Looking Statements
--------------------------
Certain statements in this press release constitute "forward-looking statements" and are subject to a number of risks and uncertainties and should not be relied upon as predictions of future events. All statements other than statements of historical fact are forward-looking statements, including any projections and objectives of management for future operations, any statements regarding contributions to pension plans, any statements as to the adequacy of reserves, any statements regarding the possible outcome of claims brought against CNF, any statements regarding future economic conditions or performance, any statements of estimates or belief and any statements or assumptions underlying the foregoing. Specific factors that could cause actual results and other matters to differ materially from those discussed in such forward-looking statements include: changes in general business and economic conditions, the creditworthiness of CNF's customers and their ability to pay for services rendered, increasing competition and pricing pressure, changes in fuel prices, the effects of the cessation of the air carrier operations of Emery Worldwide Airlines, the possibility of additional unusual charges and other costs and expenses related to Menlo's forwarding operations, the possibility that CNF may, from time to time, be required to record impairment charges for goodwill and other long-lived assets, the possibility of defaults under CNF's $385 million credit agreement and other debt instruments (including defaults resulting from additional unusual charges or from CNF's failure to perform in accordance with management's expectations), and the possibility that CNF may be required to pledge collateral to secure some of its indebtedness or to repay other indebtedness in the event that the ratings assigned to its long-term senior debt by credit rating agencies are reduced, labor matters, enforcement of and changes in governmental regulations, environmental and tax matters, the February 2000 crash of an EWA aircraft and related investigation and litigation, and matters relating to CNF's 1996 spin-off of CFC, including the possibility that CFC's multi-employer pension plans may assert claims against CNF, and matters relating to CNF's defined benefit pension plans. The factors included herein and in Item 7 of our 2002 Annual Report on Form 10-K as well as other filings with the Securities and Exchange Commission could cause actual results and other matters to differ materially from those in such forward-looking statements. As a result, no assurance can be given as to future financial condition, cash flows, or results of operations.

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